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                      AMES DEPARTMENT STORES, INC.           Exhibit 20 - B
                        FEBRUARY RESULTS VS. PLAN               Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                          Feb and YTD 1995
                                                            Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                            $30.4    $15.2

Cash Generated from (Used in) Operations:
     Net Income (Loss)                                        (7.3)    (7.0)
     Non-Cash Income Tax Exp (Ben)                            (3.2)    (3.0)
     Other                                                     0.3      0.4
                                                          ------------------
Cash from Operations                                         (10.2)    (9.6)

Changes in Working Capital:
     FIFO Inventory (increase) decrease                      (31.3)   (47.8)
     Trade Payables increase (decrease)                       15.4     (6.0)
     All Other                                                (3.2)     6.4
                                                          ------------------
Net Changes in Working Capital                               (19.1)   (47.4)

Capital Expenditures                                          (0.7)    (0.6)

Other:
     Short-Term Borrow.(Pymnts)- Revolver                     31.5     75.0
     Capital Lease Payments                                   (0.4)    (1.6)
     Long-Term Debt Payments                                  (9.5)    (8.3)
                                                          ------------------
Total Other                                                   21.6     65.1
                                                          ------------------

Increase (Decrease) in Cash & Cash Equiv                      (8.4)     7.5
                                                          ------------------

Ending Cash & Cash Equivalents                               $22.0    $22.7
                                                          ==================

 (a) As reported on Form 8-K dated February 16, 1995


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